EXHIBIT 10.40

[CALAIS RESOURCES LETTERHEAD]

August 20, 2009

RE:           Payment of Promissory Note

Maker:        R. David Russell

Lender:       Calais Resources Colorado, Inc.

In consideration of the following payments to R. David Russell the promissory note executed on December 20, 2008 is considered to be paid in full.  In addition the Joint Venture that was completed between DRDMJ, LLC is also considered to be dissolved and is no longer valid.  DRDMJ, LLC will complete the required filings with the Boulder County authorities to show the promissory note paid in full as well as the Joint Venture dissolved.

Promissory Note Payment

The original amount of the note was US$ 405,409 and there was no interest accrued on the note.

R. David Russell has agreed to a full payment of the US$ 405,409 paid in restricted shares for the amount of  5,067,650 shares (priced at US$ 0.08 per share).

Approved and accepted by R. David Russell

__________________________________

Approved and Accepted by David K. Young, President and CEO, Calais Resources

__________________________________

Calais Resources, Inc
PO Box 653  Nederland, CO  80466-0653
Phone:  (303)  258 - 3806    Fax:  (303)  258 – 0402
Website:    Calaisresources.com